UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2012

CURTISS-WRIGHT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-134	13-0612970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Waterview Boulevard
Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 541-3700

--------------

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 Other Events

Item 8.01 Other Events.

The Board of Directors of Curtiss-Wright Corporation (the “Company”) voted on November 11, 2012 to adopt the principle of majority voting in director elections. The Board did so by amending its Corporate Governance Guidelines to provide that, in an election where the only nominees are those recommended by the Board, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election shall be deemed to have tendered his or her resignation to the Chairman of the Committee on Directors and Governance, which shall make recommendations to the Board on the response to the resignation. The Board will decide whether to accept the resignation based on such factors as the reasons, if known, why stockholders “withheld” or were requested to “withhold” votes from the director, the director’s length of service and qualifications, the director’s contributions to the Company, and the current mix of skills and attributes of the directors on the Board. The foregoing description is qualified in its entirety by reference to the full text of such revised Corporate Governance Guidelines, a copy of which is available at the Company’s website, www.curtisswright.com, by following links to “Corporate Governance” and “Corporate Governance Guidelines”.

A press release announcing the action by the Company’s Board of Directors was issued on November 19, 2012, and is attached hereto as Exhibit 99.1.

SECTION 9 FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

        99.1 Press Release dated November 19, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CURTISS-WRIGHT CORPORATION

By:	/s/ Glenn E. Tynan
Glenn E. Tynan
Vice-President and
Chief Financial Officer

Date: November 19, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated November 19, 2012